UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2005
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27212	33-0618093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 25, 2005, members of our management intend to make a presentation at the Emerging Growth Life Sciences Conference sponsored by C.E. Unterberg, Towbin, using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1.
One of the slides indicates that we expect that our cash used in operations during the quarter ended September 30, 2005 will be less than $2 million.
This Form 8-K, the information contained herein, and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference to any of our filings with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
The exhibit listed below is being furnished with this Form 8-K.
99.1	Slides to be used in October 25, 2005 presentation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.

October 21, 2005	By:	/s/ Michael R. Rodriguez

Michael R. Rodriguez
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slides to be used in October 25, 2005 presentation.